                                                                   Exhibit 10.42

                          FIFTH MODIFICATION AGREEMENT

DATE:                      March 13, 2003


PARTIES:     Borrower:     WHITE ELECTRONIC DESIGNS CORPORATION,
                           an Indiana corporation

             Lender: BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A.

                                    RECITALS:

      A. Lender has extended to Borrower credit ("Loan") in the principal amount of $12,000,000 pursuant to the Loan and Security Agreement, dated January 7, 2000 ("Loan Agreement"), and evidenced by the Promissory Note, dated June 30, 2000 ("Note"). The unpaid principal of the Loan as of the date hereof is $6,128,228.24. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

      B. The Loan is secured by, among other things, the Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated January 7, 2000 ("Deed of Trust"), by Borrower, as trustor, for the benefit of Lender, as beneficiary, recorded on January 11, 2000, at Document No. 200002196, records of Allen County, Indiana. The agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the "Security Documents."

      C. Lender and Borrower have executed and delivered previously the following agreements ("Modifications") modifying the terms of the Loan, the Note, the Loan Agreement, and/or the Security Documents: First Amendment to Loan and Security Agreement dated as of June 30, 2000, Second Amendment to Loan and Security Agreement dated as of June 29, 2001, Third Modification Agreement dated as of March 28, 2002 and Fourth Modification Agreement dated as of January 13, 2003. The Note, the Loan Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the "Loan Documents." Hereinafter, "Note," "Loan Agreement," "Deed of Trust" and "Security Documents" shall mean such documents as modified in the Modifications.

      D. Unlimited Guaranties guaranteeing repayment of the Loan (the "Guarantee Agreements") were executed and delivered to Lender by Electronic Designs, Inc., a Delaware corporation ("EDI"), and Panelview, Incorporated, an Oregon corporation ("Panelview") (hereinafter EDI and Panelview together are called "Original Guarantors").

      E. IDS Reorganization Corp., an Arizona corporation, a wholly-owned subsidiary of Borrower, has merged (the "Merger") with and into Interface Data Systems, Inc., an Arizona

                                                                   Exhibit 10.42

corporation ("IDSI"); IDS Acquisition Corporation, an Arizona corporation ("IDSA"), continues as a subsidiary of IDSI.

      F. Borrower has requested that Lender modify the Loan and the Loan Documents as provided herein. Lender is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

                                   AGREEMENT:

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

SECTION 1. ACCURACY OF RECITALS.

      1.1 Borrower acknowledges the accuracy of the Recitals.

SECTION 2. MODIFICATION OF LOAN DOCUMENTS; OTHER AGREEMENTS.

      2.1 The following definitions in Section 1.1 of the Loan Agreement are hereby amended to read as follows:

            "Collateral" means and includes all of Borrower's and of each Guarantor's now owned or hereafter acquired assets, whether real or personal property and whether tangible or intangible, including without limitation all of Borrower's and of each Guarantor's right, title and interest in and to each of the following, wherever located and whether now existing or hereafter arising: (a) all accounts, (b) all inventory, (c) all equipment, (d) all contract rights, (e) all general intangibles, (f) all Intellectual Property, (g) all deposit accounts, (h) all investment property, (i) all instruments, (j) all chattel paper, (k) all goods, (l) all documents, (m) all insurance and certificates of insurance pertaining to any and all items of Collateral, (n) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (o) all cash deposited with Lender or any Affiliate thereof, and (p) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form.

      "Committed Sum" means $12,000,000.00.

      "Contract Rate" means a rate of interest based upon the Adjusted LIBOR Rate (as defined in the applicable Note) or Adjusted Prime Rate (as defined in the applicable Note) in effect at any time pursuant to an Interest Notice (as defined in the applicable Note).

                                                                   Exhibit 10.42

            "Eligible Accounts" means all accounts of Borrower and of each Guarantor, which are deemed by Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base net of any and all interest, finance charges, sales tax, fees, returns, discounts, claims, credits, charges, contra accounts, exchange contracts or other allowances, offsets and rights of offset, deductions, counterclaims, disputes, rejections, shortages or other defenses and all credits owed or allowed by Borrower or any Guarantor, as appropriate, upon any of their respective accounts and further reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Eligible Accounts shall not include the following:

               (a) accounts which remain unpaid more than ninety (90) days past their invoice dates;

               (b) accounts which are not due and payable within thirty (30)
            days after their invoice dates;

               (c) accounts owing by a single Account Debtor if twenty percent
            (20%) or more of the aggregate balance owing by said Account Debtor is ineligible pursuant to clauses (a) or (b) above;

               (d) accounts with respect to which the Account Debtor is an
            Affiliate of Borrower or any Guarantor;

               (e) accounts with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;

               (f) Canadian accounts in excess of an aggregate cap of
            $1,500,000, and other accounts with respect to which the Account Debtor is not a resident or citizen of, or otherwise located in, the continental United States of America, or with respect to which the Account Debtor is not subject to service of process in the continental United States of America, unless such accounts are backed in full by irrevocable letters of credit or insurance in form and substance satisfactory to Lender issued or confirmed by a domestic commercial bank acceptable to Lender; provided, however, that such non-Canadian accounts shall not exceed $2,500,000 in the aggregate;

                                                                   Exhibit 10.42

               (g) accounts in excess of $100,000 in the aggregate with respect to which the Account Debtor is the United States of America or any other federal governmental body unless such accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable);

               (h) accounts with respect to which Borrower or any Guarantor is or may be liable to the Account Debtor for goods sold or services rendered by such Account Debtor, but only to the extent of such liability to such Account Debtor;

               (i) accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the applicable Account Debtor or with respect to which the services performed giving rise thereof have not been completed and accepted as satisfactory by the Account Debtor thereon;

               (j) accounts which are not invoiced within five (5) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto;

               (k) accounts which are not subject to a first priority perfected security interest in favor of Lender;

               (l) that portion of an account balance owed by a single Account
            Debtor which exceeds fifteen percent (15%) of total accounts otherwise deemed eligible hereunder; and

               (m) accounts that Lender, in its sole discretion, has determined to be ineligible.

      "Eligible Equipment" means, as of any date of determination, all equipment owned by and in the possession of Borrower or any Guarantor that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes.

      "Eligible Inventory" means, as at any date of determination, all inventory owned by and in the possession of Borrower or any Guarantor and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible
Inventory:

               (a) work-in-process;

                                                                   Exhibit 10.42

               (b) finished goods which do not meet the specifications of the purchase order for such goods;

               (c) inventory which Lender determines, in its sole and absolute discretion, to be unacceptable for borrowing purposes;

               (d) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

               (e) inventory with respect to which there exists any Lien in favor of any Person other than Lender;

               (f) packaging and shipping materials, products and labels;

               (g) inventory that is obsolete or returned or repossessed or used goods taken in trade;

               (h) inventory produced in violation of the Fair Labor Standards
            Act, in particular provisions contained in Title 29 U.S.C. 215(a)(i); and

               (i) inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and conditions acceptable to Lender in its sole discretion and inventory located at any location other than those listed on
            Schedule 5.1(q).

      "Loans" mean the Revolving Loan and the Term Loan, collectively, and "Loan" means any of such Loans.

      "Maximum Rate" means the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the Loans under the laws which are presently in effect of the United States and the State of Arizona applicable to Lender and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States or the State of Arizona which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law, instead of the laws of the State of Arizona, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Act or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

                                                                   Exhibit 10.42

            "Notes" means the Revolving Note and the Term Note, and "Note" means any of such Notes.

            "Permitted Investments" means Investments of Borrower in: (a) negotiable certificates of deposit issued by Lender, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, and (c) any Guarantor.

            "Prohibited Distribution" by any Person means (a) the retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person,
      (b) the declaration or payment of any dividend or distribution on or with respect to any such securities (excluding distributions made solely in shares of stock of the same class) or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, any other Person other than a Guarantor, and(d) any other payment by such Person in respect of such securities or partnership interest.

            "Schedule of Equipment" means a schedule of all equipment of Borrower and the Guarantors delivered by Borrower to Lender from time to time.

            "Term Loan" means the loan made to Borrower pursuant to Section 2.4.

            "Term Note" means the Promissory Note executed by Borrower evidencing the Term Loan (and any renewal, extension, increase, or modification thereof).

      2.2 Section 1.1 of the Loan Agreement is hereby amended by the addition of the following definitions:

            "Appraisal" means a current appraisal of the Collateral that consists of real property, by an appraiser acceptable to Lender in its sole and absolute discretion, reviewed and approved by Lender in its sole and absolute discretion.

            "Fifth Modification Closing Date" means March 13, 2003.

            "Guarantors" means EDI, Panelview, IDSI and IDSA, each a Guarantor.

            "IDSA" means IDS Acquisition Corporation, an Arizona corporation.

            "IDSA Real Property" means that real property owned by IDSA.

            "IDSI" means Interface Data Systems, Inc., an Arizona corporation.

            "IDSI Real Property" means that real property owned by IDSI.

                                                                   Exhibit 10.42

            "IDSR" means IDS Reorganization Corp., an Arizona corporation, a wholly-owned subsidiary of Borrower.

            "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among Borrower, Lender or Bank One Corporation, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

            "Real Property" means collectively the White Real Property, the IDSI Real Property and the IDSA Real Property.

            "White Real Property" means that real property owned by Borrower.

      2.3 Sections 2.4, 2.5 and 2.7 of the Loan Agreement are hereby amended to read as follows:

            Section 2.4 Term Loan. Upon the terms and conditions of this Agreement, Lender agrees to make a term loan to Borrower in the amount of $6,000,000.00, the sole purpose of which is to finance the merger of IDSR into IDSI (the "Merger"). In the event that the Merger is not completed or is canceled for any reason, Lender's agreement to make the Term Loan shall terminate.

            Section 2.5 Repayment of Term Loan. The Term Loan is due and payable as provided in the Term Note.

            Section 2.7 [Intentionally left blank].

      2.4 Section 3.1(a) of the Loan Agreement is hereby amended to read as follows:

            (a) Loans. Borrower shall pay interest on the unpaid principal amount of the Revolving Loan and the Term Loan at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) Contract Rate, payable monthly in arrears in accordance with the terms of the Revolving Note and/or Term Note, as appropriate.

      2.5 Section 5.1(c) of the Loan Agreement is hereby amended to read as follows:

            (c) Subsidiaries; Ownership. Each Guarantor is a subsidiary of Borrower, either directly or indirectly. Borrower has no subsidiaries other than the Guarantors. None of the Guarantors has any subsidiary that is not a Guarantor. The outstanding stock of Borrower has been duly and validly

                                                                   Exhibit 10.42

      issued and is fully paid and nonassessable and the number and owners of such shares of capital stock are set forth on Schedule 5.1(c).

      2.6 Sections 6.2 through 6.11 of the Loan Agreement are each hereby amended to read as follows:

      Section 6.2 Collection of Accounts.

            (a) Upon the occurrence of an Event of Default, Borrower shall, and shall cause EDI to, cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, or of any other Collateral, to be forwarded to a Lockbox for deposit in (i) the Collection Account, if such Lockbox is maintained pursuant to a Lockbox agreement with Lender, and (ii) a Blocked Account, if such Lockbox is maintained with a Collecting Bank pursuant to a Blocked Account Agreement, in accordance with the procedures set out in the corresponding Blocked Account Agreement. In particular, upon the occurrence of an Event of Default, Borrower shall, and shall cause EDI to, (i) advise each Account Debtor to address to a Lockbox specified by Lender all remittances with respect to amounts payable on all accounts, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to Lender indicating that payment is to be made to Borrower or EDI, as appropriate, via such specified Lockbox.

            (b) Upon the occurrence of an Event of Default, Borrower shall cause Panelview, IDSI and IDSA to cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, and of all other Collateral provided by Panelview, IDSI and IDSA, to be deposited in, or forwarded to, the Collection Account not less often than weekly. Upon the occurrence of an Event of Default, Borrower shall cause Panelview, IDSI and IDSA to cause all such proceeds to be deposited in a Blocked Account for forwarding to the Collection Account.

            (c) Upon the occurrence of an Event of Default, Borrower and Lender shall (and Borrower shall cause EDI to) cause all balances in each Blocked Account to be transmitted daily to the Collection Account by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Blocked Account Agreement. Deposits in the Collection Account that represent proceeds of accounts of Borrower or of EDI shall be credited, subject to final payment, to the payment of the Obligations two days after the date of actual receipt and deposit into the Collection Account by Lender. Deposits in the Collection Account that represent proceeds of accounts of Panelview, IDSI or IDSA shall be credited, subject to final payment, to the payment of the Obligations on the date of actual receipt and deposit into the Collection Account by Lender. The delay in applying funds held in the Collection Account to the Obligations shall in all respects be limited so that interest on the Obligations is at all times less than interest calculated at the Maximum Rate.

                                                                   Exhibit 10.42



            (d) Upon the occurrence of an Event of Default, Borrower shall, and shall cause each Guarantor to hold any payments which are received by Borrower or any Guarantor (including any payment evidenced by a promissory note or other instrument) in trust for Lender. Borrower shall, and shall cause each Guarantor to cause all such payments to be (i) deposited in the Collection Account, or (ii) delivered to Lender, as promptly as possible in the exact form received, together with any necessary endorsements.

            Section 6.3 Verification and Notification. Lender shall have the right at any time at Borrower's expense (a) to verify the validity, amount or any other matter relating to any accounts of Borrower or any Guarantor, and (b) to notify Account Debtors of Borrower and each Guarantor to make payment of all amounts directly to Lender and enforce collection of any such accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner as Borrower and each Guarantor.

            Section 6.4 Disputes, Returns and Adjustments.


            (a) Borrower shall, and shall cause each Guarantor to provide Lender with prompt written notice of amounts in excess of $100,000 that are in dispute with respect to any accounts.

            (b) Borrower shall, and shall cause each Guarantor to notify Lender promptly of all returns and credits in respect of any account, which notice shall specify the accounts affected and be included in the Borrowing Base Certificate delivered to Lender in accordance with Section 8.3(e). Borrower shall, and cause each Guarantor to notify Lender promptly of any pending return or credit in excess of $100,000, and shall specify the account affected, the related Account Debtor and the goods to be returned.

            (c) Borrower or any Guarantor may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any account or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; provided that (i) neither Borrower nor any Guarantor shall taken any such action that results in the reduction of more than five percent (5%) of the amount payable with respect to any account or of more than $25,000 with respect to all accounts of Borrower or Guarantor, as appropriate, in any fiscal year, and (ii) Borrower shall, and shall cause each Guarantor to promptly notify Lender (but not less often than ten (10) days after the end of each month) of the amount of such adjustments and the account(s) affected thereby.

            Section 6.5 Invoices. Upon request, Borrower shall, and shall cause each Guarantor to deliver to Lender, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without

                                                                   Exhibit 10.42


      limitation, repayment histories and present status reports, relating to accounts and such other documents and information relating to the accounts as Lender shall specify.

            Section 6.6 Ownership; Defense of Title.

            (a) Borrower shall, and shall cause each Guarantor to defend its title in and to the Collateral and shall defend the security interest of Lender in the Collateral against the claims and demands of all Persons.

            (b) Borrower shall, and shall cause each Guarantor to, (i) protect and preserve all properties material to its business, including Intellectual Property, and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business.

            Section 6.7 Location of Offices and Collateral. Neither Borrower nor any Guarantor shall change the location of its place of business (or, if it has more than one place of business, its chief executive office) or the place where it keeps its books and records relating to the Collateral or change its name, identify or corporate structure without giving Lender at least thirty (30) days' prior written notice thereof. All inventory of Borrower, other than inventory in transit to any such location, and all equipment, other than motor vehicles, shall at all times be kept by Borrower at one of the locations set forth in Schedules 5.1(o) and (p). All inventory of each Guarantor, other than inventory in transit to any such location, and all equipment, other than motor vehicles, shall at all times be kept by such Guarantor at one of the locations set forth in the Schedule to the Security Agreement executed by such Guarantor.

            Section 6.8 Records Relating to Collateral.

            (a) Borrower shall, and shall cause each Guarantor to at all times keep and maintain (i) complete and accurate records of inventory on a basis consistent with past practices of Borrower or each Guarantor, as appropriate, itemizing and describing the kind, type and quantity of inventory of Borrower and each Guarantor, the cost therefor and a current price list for such inventory, (ii) complete and accurate records of all other Collateral, (iii) a list of all customers of each Borrower and each Guarantor, with names, addresses and phone numbers, (iv) a list of all distributors for each product line included in each of Borrower's or any Guarantor's inventory, (v) a current customer open order report against current inventory, and (vi) a current list of all salesmen and employees of each of Borrower and each Guarantor. Data bases containing the foregoing shall at all times be accessible and available to Lender.

                                                                   Exhibit 10.42


            (b) Borrower shall, and shall cause each Guarantor to conduct a physical count of all inventory, wherever located, at least annually and make adjustments to its books and records to reflect the findings of such count and such adjustments shall be immediately reported to Lender.

            Section 6.9 Inspection. Lender (by any of its officers, employees or agents) shall have the right at any time or times to (a) visit the properties of each of Borrower and each Guarantor, inspect the Collateral and the other assets of each of Borrower and each Guarantor and inspect and make extracts from the books and records of each of Borrower and each Guarantor, all during customary business hours, (b) discuss each of Borrower's and each Guarantor's business, financial condition, results of operations and business prospects with their respective, (i) principal officers, (ii) independent accountants and other professionals providing services to Borrower or any Guarantor, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers),
      (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral, and (d) access and copy the records, lists, reports and data bases referred to in Section 6.8. Borrower shall, and shall cause each Guarantor to deliver to the Lender upon request any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of Borrower or any Guarantor.

            Section 6.10 Maintenance. Borrower shall, and shall cause each Guarantor to maintain all equipment of Borrower and each Guarantor in good and working order and condition, reasonable wear and tear accepted.

            Section 6.11 Power of Attorney. Borrower and each Guarantor hereby appoints Lender as its attorney-in-fact, with power (a) to endorse the name of Borrower or any Guarantor, as appropriate, on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession, and (b) to sign the name of Borrower or any Guarantor, as appropriate, on any invoice or bill of lading relating to any accounts, inventory or other Collateral.

      2.7 Article VII of the Loan Agreement is hereby amended by the addition of the following Sections:

            Section 7.15 Additional Guarantors. Borrower shall cause each new subsidiary, whether direct or indirect, to execute and deliver to Lender a Security Agreement and an Unlimited Guaranty.

            Section 7.16 Real Property.

                                                                   Exhibit 10.42



            (a) Borrower shall cause to be delivered to Lender on or before forty-five (45) days after the Fifth Modification Closing Date Appraisals of all the Real Property. Lender may require additional Appraisals of the Real Property at Borrower's expense.

            (b) On or before forty-five (45) days after the Fifth Modification Closing Date, Borrower shall cause to be delivered to Lender, in addition to the Appraisals pursuant to paragraph (a), the following, as to the Real
      Property:

               (i) Updates to prior environmental reports provided to Lender or, if none, new environmental reports to the satisfaction of Lender.

               (ii) If required by Lender, commitments from the title insurance companies that issued the lender's ALTA extended coverage title insurance policies, if any, in connection with the Deed of Trust and the IDS Deeds of Trust (collectively, the "Title Policies") to issue endorsements, in form satisfactory to Lender, to the Title Policies, or if there is no existing Title Policy, a new Title Policy, in form satisfactory to Lender, insuring that the Deed of Trust and the IDS Deeds of Trust, as modified hereby, continue to be first liens upon the real property described therein, as security of the Loans, as modified herein, subject only to those exceptions contained in the Title Policies and to such additional exceptions as Lender may specifically approve in writing.

2.8   Section 8.3 of the Loan Agreement is hereby amended to read as follows:

      Section 8.3 Collateral Information and Reports.


      (a) Schedules of Accounts. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five
(5) days prior to any advance, a Schedule of Accounts listing all accounts of Borrower and each Guarantor as of the last business day of such month setting forth (A) the name of each Account Debtor together with account balances detailed by invoice number, amount (and any applicable rebate or discount), invoice date and terms, (B) aging of all accounts setting forth its accounts of Borrower and each Guarantor thirty (30) days past the invoice date or less, accounts over thirty (30) days but less than sixty-one (61) days past the invoice date, accounts over sixty (60) days but less than ninety-one (91) days past the invoice date, accounts over ninety (90) days but less than one hundred twenty-one (121) days past the invoice date and accounts over one hundred twenty
(120) days past the invoice date, and (C) a reconciliation of the Schedule of Accounts to the Borrowing Base Certificate as of the most recent month end and Borrower's and each Guarantor's general ledger as of such month end.

                                                                   Exhibit 10.42



      (b) Schedules of Accounts Payable. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five (5) days prior to any advance, a statement of accounts payable of Borrower and each Guarantor as of the last business day of such month setting forth (A) a detailed aged trial balance of all of Borrower's and each Guarantor's respective accounts payable, specifying the name of and the balance due to each creditor, and (B) a reconciliation to the schedule of accounts payable delivered in respect of the next preceding month.

      (c) Schedule of Inventory. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five
(5) days prior to any advance, (A) (i) a Schedule of Inventory, based upon Borrower's and each Guarantor's perpetual inventory, as of the last business day of such month, itemizing and describing the kind, type, quantity and location of all inventory of Borrower and each Guarantor and the cost thereof with a summary of inventory by category, (ii) a detailed statement of all inventory that is not located on the premises described on Schedule 5.1(o), and (iii) an inventory turnover report, in form and substance acceptable to Lender, and (B) a reconciliation of the Schedule of Inventory to the Borrowing Base Certificate as of the most recent month end and Borrower's and each Guarantor's general ledger as of such month end

      (d) Borrowing Base Certificate. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five (5) days prior to any advance, a Borrowing Base Certificate prepared as of the close of business on the last business day of such week, along with supporting documentation, in form and substance satisfactory to Lender (including but not limited to information on sales, credit, collections, adjustments and inventory changes).

      (e) Certification. Each of the schedules and certificates delivered to Lender pursuant to this Section 8.3 shall be signed and certified by the president, chief financial officer or treasurer of Borrower to be true, correct and complete as of the date indicated thereon.

      (f) Other Information. Lender may, in its sole discretion, from time to time require Borrower to deliver the schedules and certificates described in
Section 8.3 more or less often and on different schedules than specified in such Section. Borrower shall also furnish to Lender such other additional information as Lender may from time to time request.

2.9   Section 9.2 of the Loan Agreement is hereby amended to read as follows:

      Section 9.2 Capital Expenditures. Make or incur any Capital Expenditures, except that Borrower may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate $15,000,000 in fiscal year 2003 and $5,000,000 in any fiscal year thereafter.

                                                                   Exhibit 10.42



2.10     Schedules 5.1(i), 5.1(l), 5.1(o), 5.1(p) and 5.1(r) of the Loan
Agreement are hereby amended to read as attached hereto as Schedules 5.1(i), 5.1(l), 5.1(o), 5.1(p) and 5.1(r). Exhibit A of the Loan Agreement is hereby amended to read as attached hereto as Exhibit A.

2.11 All references in the Loan Documents to "$8,000,000" or "Eight Million and No/100 Dollars" with respect to the Revolving Loan and the Revolving Note are hereby amended to read "$12,000,000" and "Twelve Million and No/100 Dollars," respectively.

2.12     The Note is hereby amended as follows:

            (a) "Total Principal Amount" is hereby amended from Eight Million and No/100 Dollars ($8,000,000.00) to Twelve Million and No/100 Dollars ($12,000,000.00).

            (b) "Maximum Rate" is hereby amended to read as follows:

               "Maximum Rate" shall mean the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the Loans under the laws which are presently in effect of the United States and the State of Arizona applicable to Bank and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States or the State of Arizona which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law, instead of the laws of the State of Arizona, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Act or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

            (c) "Prime Rate" is hereby amended to read as follows:

               "Prime Rate" shall mean the per annum rate of interest publicly announced by Bank from time to time as its "prime or base rate." Any change in an interest rate resulting from a change in the Prime Rate shall become effective on the day such change is announced by Bank. The Prime Rate is a reference used by Bank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

            (d) Paragraph 4 of the Note is hereby amended to read as follows:

                                                                   Exhibit 10.42


               4. Rates of Interest. The unpaid principal of the Prime Rate
            Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Adjusted Prime Rate in effect from day to day, or (ii) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to such LIBOR Balance, or (ii) the Maximum Rate. Each change in the interest rate applicable to a Prime Rate Balance shall become effective without prior notice to Borrower automatically as of the day any change in the Prime Rate is announced by Bank. Interest on this Note shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

      2.13 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantors is materially incomplete, incorrect, or misleading as of the date hereof.

      2.14 Each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein.

SECTION 3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

      The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 4. BORROWER REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants to Lender:

      4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

      4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

      4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

                                                                   Exhibit 10.42


      4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

      4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

      4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5. BORROWER COVENANTS.


      Borrower covenants with Lender:

      5.1 Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.

      5.2 Borrower fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 6. CONDITIONS PRECEDENT.

      The agreements of Lender and the modifications contained herein shall not be binding upon Lender until Lender has executed and delivered this Agreement and Lender has received, at Borrower's expense, all of the following, all of which shall be in form and content satisfactory to Lender and shall be subject to approval by Lender:

      6.1 An original of this Agreement fully executed by the Borrower, the Original Guarantors, IDSI and IDSA.

      6.2 If and when Borrower requests any advance under the Term Note, an original of the Term Note fully executed by the Borrower.

      6.3 Security Agreements and Unlimited Guaranties fully executed by IDSI and IDSA.

      6.4 A completed Borrowing Base Certificate indicating that Borrower, after giving effect to the Merger, is in compliance with Section 2.3 of the Loan Agreement.

                                                                   Exhibit 10.42



      6.5 A modification of the Deed of Trust fully executed by the Borrower.

      6.6 UCC searches as to IDSI and IDSA.

      6.7 A copy of the final Merger documents.

      6.8 Modifications of the deed of trust granted by IDSI and the mortgage granted by IDSA for the benefit of Lender with respect to the real property owned by IDSI and IDSA (together, the "IDS Deeds of Trust").

      6.9 If Borrower or any Guarantor is a corporation, limited liability company, partnership or trust, such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of that corporation, partnership or trust, and the authority of any person executing this Agreement or other documents on behalf of that corporation, limited liability company, partnership or trust.

      6.10 Payment of all the internal and external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

SECTION 7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR
           WAIVER.


         The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

SECTION 8. BINDING EFFECT.

      The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower; provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

SECTION 9. CHOICE OF LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

                                                                   Exhibit 10.42



SECTION 10. COUNTERPART EXECUTION.


      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

      DATED as of the date first above stated.

                                WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation

                                By:
                                   ---------------------------------------------
                                Name:   Hamid R. Shokrgozar
                                     -------------------------------------------
                                Title:  President and CEO
                                      ------------------------------------------

                                                                        BORROWER

                                BANK ONE, NA, a national
                                banking association with
                                its main office in Chicago,
                                Illinois, successor by
                                merger to Bank One, Texas,
                                N.A.

                                By:
                                   ---------------------------------------------
                                Name:  Christine Nowaczyk
                                     -------------------------------------------
                                Title:   Vice President
                                      ------------------------------------------

                                                                          LENDER

                                                                   Exhibit 10.42


                       CONSENT AND AGREEMENT OF GUARANTORS

      With respect to the Fifth Modification Agreement, dated March 13, 2003 ("Agreement"), between WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation ("Borrower"), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A. ("Lender"), the undersigned (individually and, if more than one, collectively "Guarantor") agrees for the benefit of Lender as follows:

      1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Guarantee Agreements as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guarantee Agreements (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned) and the Security Documents delivered by Guarantor (the "Security Agreements"), as modified herein. The Guarantee Agreements, the Security Agreements and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the "Guarantor Documents."

      2. Guarantor consents to the modification of the Loan Documents and all other matters in the Agreement. In addition, each Guarantor hereby agrees, respectively, that the Guarantee Agreement and Security Agreement delivered by it for the benefit of Lender are hereby amended to include among other things any additional indebtedness incurred by Borrower pursuant to the Agreement, including without limitation any Rate Management Transaction, for purposes of the description of the indebtedness guaranteed and secured thereby.

      3. Guarantor fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Lender in respect of the Loan, the Loan Documents, or the Guarantor Documents and (ii) arising from events occurring prior to the date hereof.

      4. Guarantor agrees that all references, if any, to the Note, the Loan Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

      5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantors. Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Guarantee Agreements and the obligations of Guarantor in the Guarantee Agreements.

      6. Guarantor agrees that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantors, are the

                                                                   Exhibit 10.42


legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

      7. Guarantor agrees that Guarantor has no claims, counterclaims, defenses, or offsets with respect to the enforcement against Guarantor of the Guarantor Documents.

      8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Lender.

      9. Guarantor waives and agrees not to assert with respect to the Guarantor
Documents: (a) any right to require Lender to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the indebtedness, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner; (b) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of the Guarantee Agreements; (c) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Lender; (d) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641, et seq.; (e) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for the indebtedness; and (f) the benefits of any statutory provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the indebtedness, after any foreclosure or trustee's sale of any security for the indebtedness.

      10. Guarantor agrees that the Guarantor Documents are hereby modified to provide that they shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

      11. Guarantor agrees that this Consent and Agreement of Guarantors may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantors to physically form one document.

      DATED as of the date of the Agreement.

                        ELECTRONIC DESIGNS, INC., a Delaware corporation



                        By:
                           -----------------------------------------------------
                        Name:  Hamid R. Shokrgozar
                             ---------------------------------------------------
                        Title:    President & CEO
                              --------------------------------------------------

                                                                   Exhibit 10.42



                        PANELVIEW, INCORPORATED, an Oregon corporation



                        By:
                           -----------------------------------------------------
                        Name:  Hamid R. Shokrgozar
                             ---------------------------------------------------
                        Title:    President
                              --------------------------------------------------


                        INTERFACE DATA SYSTEMS, INC., an Arizona corporation



                       By:
                          ------------------------------------------------------
                       Name:  Hamid R. Shokrgozar
                            ----------------------------------------------------
                       Title:    President
                             ---------------------------------------------------


                       IDS ACQUISITION CORPORATION, an Arizona corporation



                       By:
                          ------------------------------------------------------
                       Name:  Hamid R. Shokrgozar
                            ----------------------------------------------------
                       Title:    President
                            ----------------------------------------------------

                                                                       GUARANTOR

                                                                   Exhibit 10.42

                                 SCHEDULE 5.1(I)

                                   LITIGATION

None

                                                                   Exhibit 10.42

                                 SCHEDULE 5.1(L)

                                      ERISA

401K - White Electronic Designs 401K Plan
Plan #777068
Aetna Retirement Services
151 Farmington Avenue

Hartford, CT  06150-7750

PENSION PLAN - Revised Pension Pan for Bargaining Unit Employees
At its Fort Wayne, Indiana Plant

Administrator:       White Electronic Designs
                     8000 Bluffton Road
                     Fort Wayne, IN  46809

Administrating Bank: Bank One
                     PO Box 6167
                     IN1-0118
                     Indianapolis, IN  46206-6167

                     Account 2835551910

MEDICAL INSURANCE
Aetna 256843

7720 North 16th Street, Suite 400
                                            Phoenix, AZ 85020-4402

                                                                   Exhibit 10.42


                                 SCHEDULE 5.1(O)

                             LOCATIONS OF INVENTORY


          Hi-Reliability Products Division
          3601 E. Univrsity Drive
          Phoenix, AZ  85034

          Amertron Inc.
          Km. 17, West Service Road
          South Superhighway
          Paranaque, Philippines

          Commercial Products Division
          410 Forest Street
          Marlborough, MA  01752

          Display Products Division
          8000 Bluffton Road
          Fort Wayne, IN  46809

          Display Products Division
          21333 NW Jacobson Road
          Hillsboro, Oregon  97124

          Interface Data Systems
          3333 W. Flower Street
          Phoenix, AZ  85017

          Interface Data Systems
          539 Industrial Mile Road
          Columbus, OH  43228

                                                                   Exhibit 10.42
                                 SCHEDULE 5.1(P)

                             LOCATIONS OF EQUIPMENT


                 High-Reliability Products Division
                 3601 E. University Drive
                 Phoenix, AZ  85034

                 Commercial Products Division
                 410 Forest Street
                 Marlborough, MA  01752

                 Display Products Division
                 8000 Bluffton Road
                 Fort Wayne, IN  46809

                 Display Products Division
                 21333 NW Jacobson Road
                 Hillsboro, Oregon  97124

                 Interface Data Systems
                 3333 W. Flower Street
                 Phoenix, AZ  85017

                 Interface Data Systems
                 539 Industrial Mile Road
                 Columbus, OH  43228

                                                                   Exhibit 10.42

                                 SCHEDULE 5.1(R)

                         CORPORATE AND FACILITIES NAMES


         White Electronic Designs Corp.
         Electronic Designs Inc.
         Panelview, Incorporated
         Interface Data Systems, Inc.

                                                                   Exhibit 10.42

                                   EXHIBIT "A"

                         BORROWING BASE CERTIFICATE FOR
                                  PERIOD ENDING

                                           , 20
                              -------------    ---
                              ("REPORTING PERIOD")

Bank One, NA
Post Office Box 71
Phoenix, Arizona  85001

Attn:    Commercial Banking AZ1-1178                        Date:
                                                                 ---------------

Dear Ladies and Gentlemen:

      This Borrowing Base Certificate refers to the Loan and Security Agreement dated as of January 7, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Loan Agreement"), between White Electronic Designs Corporation, an Indiana corporation ("Borrower"), and Bank One, NA, successor by merger to Bank One, Texas, NA, a national banking association. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

      Pursuant to Section 8.3(d) of the Loan Agreement, the undersigned, an authorized officer of Borrower, hereby certifies that as of the last day of the Reporting Period, the computations below were true and correct:

Total Accounts Receivable (Borrower and all Guarantors)                                                    $_________
a.       Less:  Over 90 days past due amount
b.       Less:  Not due and payable within 30 days
c.       Less:  Account Debtor if 20% or more ineligible per a and b
d.       Less:  Related Accounts
e.       Less:  Conditional Accounts
f.       Less:  Uninsured foreign accounts/no letter of credit
g.       Less:  Certain Government Accounts
h.       Less:  Subject to offset, etc.
i.       Less:  Not shipped
j.       Less:  Not invoiced within 5 days
k.       Less:  Subject to other Liens (other than Permitted Liens) or not perfected
l.       Less:  15% Account Debtor Excess
m.       Less:  Ineligible per Lender
Total Eligible Accounts

Margin                                                                                                            80%

I.       Borrowing Potential on Accounts Receivable                                                        $_________



                                                                   Exhibit 10.42

Total Inventory (Borrower and all Guarantors)
a.       Less: Work in process
b.       Less: Out of spec
c.       Less: Not acceptable to Lender
d.       Less: Not first perfected lien
e.       Less: Subject to other Lien (other than Permitted Liens)
f.       Less: Packaging, shipping materials
g.       Less: Obsolete, returned, repossessed, used
h.       Less: Violates Fair Labor Standards Act
i.       Less: Located outside of secure locations

Total Eligible Inventory

Total Eligible Inventory - finished goods                                                                  $_________
Margin                                                                                                            50%

II.      Potential Finished Goods

Total Eligible Inventory - raw materials                                                                   $_________
Margin                                                                                                            25%

III.     Potential Raw Materials                                                                           $_________

IV.      Total of II and III                                                                               $_________
Amount outstanding against Eligible Accounts                                                               $_________
         Less Reserves                                                                                    ($________)

V.       Net of outstanding amount less Reserves                                                           $_________

VI.      Least of IV, V or $4,000,000.00                                                                   $_________

Total Borrowing Potential (Sum of I+VI)                                                                    $_________

Total Revolving Loan Commitment                                                                            $12,000,000
Outstanding Balance on Revolving Loan

Excess <Deficit> Borrowing Potential (versus lesser of Borrowing Potential or Commitment)                  $_________

                         WHITE ELECTRONIC DESIGNS CORPORATION


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Its:
                             ---------------------------------------------------